UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

      Pursuant to Section 3 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 1999


                              FAB INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                         1-5901               13-2581181
(State or other jurisdiction            (Commission           (IRS Employer
     of incorporation)                  File Number)        Identification No.)


   200 Madison Avenue, New York, New York                       10016
  (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: (212) 592-2700

         (Former name or former address, if changed since last report.)

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Item 4.           Changes in Registrant's Certifying Accountant

(a)      Previous independent accountants

         (i) On November 16, 1999, Fab Industries, Inc. (the "Company") dismissed BDO Seidman, LLP, as the Company's independent auditors.

         (ii) The reports of BDO Seidman, LLP on the Company's financial statements for the two most recent fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         (iii) The decision to change accountants was approved by the Company's Board of Directors at a meeting on November 22, 1999.

          (iv) In connection with the audits of the Company's financial statements for the two most recent fiscal years and through November 16, 1999, there have been no disagreements with BDO Seidman, LLP, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BDO Seidman, LLP, would have caused it to make reference thereto in its reports on the financial statements for such fiscal years.

          (v) During the two most recent fiscal years and through November 16, 1999, the Company was not advised of any of the matters referred thereto in Item 304(a)(1)(v) of Regulation S-K.

(b)      New independent accountants

          (i) In addition, on November 16, 1999, the Company has appointed Ernst & Young LLP as its new independent auditors.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits

16 Copy of letter from BDO Seidman, LLP, dated November 23, 1999, addressed to the Securities and Exchange Commission

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

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                              By: /s/ Samson Bitensky
                                                 -----------------------------
                                              Name:  Samson Bitensky
                                              Title: Chairman of the Board and
                                                     Chief Executive Officer


Date:  November 23, 1999

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